EXHIBIT 99.1

Anchor Bancorp Wisconsin Inc. Announces Second Quarter Results

MADISON, Wis., Nov. 7, 2008 (GLOBE NEWSWIRE) -- Anchor BanCorp Wisconsin Inc. (Nasdaq:ABCW) announced a net loss of $23.3 million for the quarter ended September 30, 2008. This compares to net income for the same quarter of the previous fiscal year of $9.3 million. For the six months ended September 30, 2008 the net loss is $17.8 million versus income of $19.2 million for the same period last year.

Loan loss provisions were $47.0 million for the quarter ended September 30, 2008. "This action was necessary due to the deterioration in a portion of our loan portfolio, driven primarily by the current condition of the real estate market and the challenges this presents to some of our borrowers," said Douglas J. Timmerman, President and CEO. "In addition to increasing our reserve level, we have a team working on a case-by-case basis with our borrowers who have troubled assets to resolve the situation in a mutually beneficial way," added Timmerman.

"On the positive side, the current interest rate environment helped us reduce our cost of funds by 113 basis points, and our service charge based income continued to grow," said Timmerman. For the quarter ended September 30, 2008 Anchor BanCorp Wisconsin's cost of funds was 3.00 percent versus 4.13 percent for the same period a year ago. Service charges on deposits grew 31.3 percent to $4.1 million for the quarter versus $3.1 million for the quarter ended September 30, 2007.

"We also are reviewing alternatives for raising additional capital. Working with our advisors, we are evaluating the best available options, including the possibility of participating in the U.S. Treasury's capital purchase program," added Timmerman.

Total assets stood at $4.93 billion as of September 30, 2008, up 6.9 percent versus a year ago, and total deposits are $3.35 billion, up 5.4 percent from the previous year, which includes the impact of the merger with S&C Banco in January 2008.

Anchor BanCorp's stock is traded on the NASDAQ exchange under the symbol ABCW. AnchorBank fsb, the wholly-owned subsidiary, has 74 full service offices and two loan origination only offices. All are located in Wisconsin.

For more information, contact Dale Ringgenberg, CFO, at (608) 252-1810, Mark D. Timmerman, President and CEO of AnchorBank at (608) 252-8784, or Douglas J. Timmerman, President, Chairman and CEO of AnchorBanCorp Wisconsin, at (608) 252-8782.

This news release contains certain forward-looking statements based on unaudited financial statements, results of operations and business of Anchor BanCorp. Forward-looking statements are subject to various factors which could cause actual results to differ materially from these estimates. These factors include changes in general economic conditions, deposit flows, loan demand, asset quality, competition, legislation or regulation and accounting principles, policies or guidelines affecting reports filed with the Securities and Exchange Commission for financial and business information regarding Anchor BanCorp, including information which could affect Anchor BanCorp's forward-looking statements.

                    ANCHOR BANCORP WISCONSIN INC.
                         FINANCIAL HIGHLIGHTS
 ---------------------------------------------------------------------
           (Dollars in thousands - except per share amounts)
                              (Unaudited)

                             Three Months Ended      Six Months Ended
                                September 30,          September 30,
                             -------------------   -------------------
                               2008       2007       2008       2007
                             -------------------   -------------------
 Operations Data:
  Net interest income        $ 29,954   $ 31,584   $ 63,375   $ 62,601
  Provision for loan losses    46,964      2,095     56,364      4,366
  Net gain on sale of loans       808        814      3,051      2,401
  Real estate investment
   partnership revenue             --      2,428         --      7,154
  Other non-interest income     7,439      7,696     17,005     16,023
  Real estate investment
   partnership cost of sales       --      2,669         --      7,009
  Other non-interest expense   30,167     22,659     56,958     45,206
  Minority interest in loss
   of real estate partnership
   operations                     (13)      (203)       (52)      (278)
  Income (loss) before income
   taxes                      (38,917)    15,302    (29,839)    31,876
  Income taxes                (15,618)     6,028    (12,052)    12,716
  Net income (loss)           (23,299)     9,274    (17,787)    19,160

 Selected Financial
  Ratios(1):
   Yield on earning assets       5.59%      6.90%      5.82%      6.85%
   Cost of funds                 3.00       4.13       3.11       4.09
   Interest rate spread          2.59       2.77       2.71       2.76
   Net interest margin           2.62       2.92       2.74       2.91
   Return on average assets     (1.89)      0.82      (0.72)      0.85
   Return on average equity    (27.69)     11.07     (10.44)     11.40
   Average equity to average
    assets                       6.84       7.37       6.88       7.44
   Non-interest expense to
    average assets               2.45       2.23       2.30       2.31

 Per Share:
  Basic earnings per share   $  (1.11)  $   0.44   $  (0.85)  $   0.91
  Diluted earnings per share    (1.11)      0.44      (0.85)      0.91
  Dividends per share            0.10       0.18       0.28       0.35
  Book value per share          14.76      15.88      14.76      15.88

                                        September 30,
                                   -----------------------  Percent
                                      2008        2007      Change
                                   -----------------------  -------
 Financial Condition:
 Total assets                      $4,928,074   $4,611,526     6.9%
 Loans receivable, net
  Held for sale                         4,099        5,403   (24.1)
  Held for investment               4,069,369    3,944,980     3.2
 Investment securities
  available for sale, at
  fair value                          112,778      121,323    (7.0)
 Mortgage-related securities
  available for sale, at
  fair value                          273,766      242,962    12.7
 Mortgage-related securities
  held to maturity, at
  amortized cost                           55           64   (14.1)
 Deposits                           3,349,335    3,178,588     5.4
 Borrowings                         1,210,562    1,039,540    16.5
 Stockholders' equity                 317,501      338,907    (6.3)
 Allowance for loan losses             64,614       22,002   193.7
 Non-performing assets                169,062       63,078   168.0

 ---------------------------------------------------------------------
 (1) Annualized when appropriate.

                     ANCHOR BANCORP WISCONSIN INC.
            CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
 ---------------------------------------------------------------------

                                            September 30,   March 31,
                                               2008           2008
                                            (Unaudited)
                                            --------------------------
                                                   (In Thousands)
 Assets
  Cash and cash equivalents                 $    97,225    $   257,743
  Investment securities available for sale,
   at fair value                                112,778         87,036
  Mortgage-related securities available for
   sale, at fair value                          273,766        269,370
  Mortgage-related securities held to
   maturity, at amortized cost                       55             59
  Loans receivable, net
   Held for sale                                  4,099          9,669
   Held for investment                        4,069,369      4,202,833
  Foreclosed properties and repossessed
   assets, net                                   29,712          8,247
  Real estate held for development and sale      60,439         59,002
  Office properties and equipment                47,053         47,916
  Other assets                                  233,578        207,682
                                            -----------    -----------
     Total assets                           $ 4,928,074    $ 5,149,557
                                            ===========    ===========

 Liabilities and Stockholders' Equity
  Deposits
   Non-interest bearing                     $   306,130    $   280,897
   Interest bearing                           3,043,205      3,259,097
                                            -----------    -----------
       Total deposits                         3,349,335      3,539,994
 Short-term borrowings                          296,508        232,289
 Long-term borrowings                           914,054        974,472
  Other liabilities                              44,647         51,605
                                            -----------    -----------
      Total liabilities                       4,604,544      4,798,360
                                            -----------    -----------

  Minority interest in real estate
   partnerships                                   6,029          6,081
                                            -----------    -----------

  Preferred stock, $.10 par value,
   5,000,000 shares authorized, none
   outstanding                                       --             --
  Common stock, $.10 par value, 100,000,000
   shares authorized, 25,363,339 shares
   issued                                         2,536          2,536
  Additional paid-in capital                     72,288         72,300
  Retained earnings, substantially
   restricted                                   348,443        374,593
  Accumulated other comprehensive income
   (loss)                                        (3,784)         1,864
  Treasury stock (3,845,615 and 4,015,169
   shares, respectively), at cost               (96,562)      (100,930)
  Deferred compensation obligation               (5,420)        (5,247)
                                            -----------    -----------
    Total stockholders' equity                  317,501        345,116
                                            -----------    -----------
    Total liabilities, minority interest
     and stockholders' equity               $ 4,928,074    $ 5,149,557
                                            ===========    ===========

                     ANCHOR BANCORP WISCONSIN INC.
                   CONSOLIDATED STATEMENTS OF INCOME
 ---------------------------------------------------------------------
                              (Unaudited)

                               Three Months Ended   Six Months Ended
                                  September 30,       September 30,
                                 2008      2007      2008      2007
                               ------------------  ------------------
                             (In Thousands - except per share amounts)

 Interest income:
  Loans                        $ 59,450  $ 69,714  $125,161  $137,745
  Mortgage-related securities     3,687     3,028     7,355     6,034
  Investment securities             780     1,345     1,581     2,560
  Interest-bearing deposits          71       636       399     1,031
                               --------  --------  --------  --------
      Total interest income      63,988    74,723   134,496   147,370
 Interest expense:
  Deposits                       23,898    31,424    50,740    62,870
  Short-term borrowings           2,352     8,474     4,095    15,132
  Long-term borrowings            7,784     3,241    16,286     6,767
                               --------  --------  --------  --------
    Total interest expense       34,034    43,139    71,121    84,769
                               --------  --------  --------  --------
    Net interest income          29,954    31,584    63,375    62,601
 Provision for loan losses       46,964     2,095    56,364     4,366
                               --------  --------  --------  --------
    Net interest income
     (loss) after provision
     for loan losses            (17,010)   29,489     7,011    58,235
 Non-interest income:
  Real estate investment
   partnership revenue               --     2,428        --     7,154
  Loan servicing income           1,414     1,375     2,614     2,855
  Credit enhancement income         479       424       896       845
  Service charges on deposits     4,134     3,148     7,993     6,239
  Investment and insurance
   commissions                    1,073     1,058     2,254     2,040
  Net gain on sale of loans         808       814     3,051     2,401
  Net gain (loss) on sale or
   impairment of investments
   and mortgage-related
   securities                    (1,902)        3    (1,902)       15
  Other revenue from real
   estate partnership
   operations                     1,032       992     2,505     2,215
  Other                           1,209       696     2,645     1,814
                               --------  --------  --------  --------
    Total non-interest income     8,247    10,938    20,056    25,578
 Non-interest expense:
  Compensation                   14,665    11,301    27,972    22,571
  Real estate investment
   partnership cost of sales         --     2,669        --     7,009
  Occupancy                       2,557     1,937     4,973     3,874
  Furniture and equipment         2,067     1,543     4,193     3,024
  Data processing                 1,823     1,520     3,635     3,007
  Marketing                         741     1,086     1,327     2,170
  Other expenses from real
   estate partnership
   operations                     1,724     1,797     3,915     3,882
  Net expense (income) - REO
   operations                     1,952       227     2,141       429
  Other                           4,638     3,248     8,802     6,249
                               --------  --------  --------  --------
    Total non-interest expense   30,167    25,328    56,958    52,215
                               --------  --------  --------  --------
  Minority interest in loss of
   consolidated real estate
   partnerships                     (13)     (203)      (52)     (278)
                               --------  --------  --------  --------
     Income (loss) before
      income taxes              (38,917)   15,302   (29,839)   31,876
 Income taxes                   (15,618)    6,028   (12,052)   12,716
                               --------  --------  --------  --------
     Net income (loss)         $(23,299) $  9,274  $(17,787) $ 19,160
                               ========  ========  ========  ========

 Earnings per share:
 Basic                         $  (1.11) $   0.44  $  (0.85) $   0.91
 Diluted                          (1.11)     0.44     (0.85)     0.91

CONTACT:  AnchorBank
          Dale Ringgenberg, CFO
            (608) 252-1810
          Mark D. Timmerman, President and CEO
            (608) 252-8784

          Anchor BanCorp Wisconsin Inc.
          Douglas J. Timmerman, President, Chairman and CEO
          (608) 252-8782